UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 30, 2022

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37386	32-0434238
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 45th Floor, New York, New York 10105
(Address of Principal Executive Offices) (Zip Code)

(212) 798-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Class A Common Shares, $0.01 par value per share	FTAI	The Nasdaq Global Select Market
8.25% Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares	FTAIP	The Nasdaq Global Select Market
8.00% Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares	FTAIO	The Nasdaq Global Select Market
8.25% Fixed-Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares	FTAIN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 1.01	Entry into a Material Definitive Agreement.

Subscription Agreement

On June 30, 2022, FTAI Infrastructure LLC (“FTAI Infrastructure”) and Transtar, LLC (“Transtar”), both subsidiaries of Fortress Transportation and Infrastructure Investors LLC (the “Company”), entered into Subscription Agreements (collectively, the “Subscription Agreement”) with entities affiliated with Ares Management LLC (collectively, the “Subscriber”). Pursuant to the Subscription Agreement, FTAI Infrastructure agreed to sell to the Subscriber (i) 300,000 shares of newly-created Series A Senior Preferred Stock with a par value $0.01 per share (the “Series A Preferred Stock”), (ii) warrants (the “Series I Warrants”) representing the right to purchase, on the terms and subject to the conditions set forth in the Series I Warrants, 3,342,566 shares of common stock of FTAI Infrastructure, with a par value of $0.01 per share (“Common Stock”), at an exercise price of $10.00 per share (as adjusted in accordance with the agreement governing the Warrants (as defined below) (the “Warrant Agreement”)), and (iii) warrants (the “Series II Warrants” and, together with the Series I Warrants, the “Warrants”) representing the right to purchase, on the terms and subject to the conditions set forth in the Series II Warrants, 3,342,566 shares of Common Stock at an exercise price of $0.01 per share (collectively, the “Securities”), for an aggregate purchase price of $300,000,000 net of an amount equal to $9,000,000 (representing 3.0% of the Subscriber’s purchase price for the Securities).

The closing of the subscription contemplated by the Subscription Agreement is conditioned upon:

1.
the consummation of the spin-off transaction, whereby, among other things, (i) FTAI Infrastructure will be converted into a Delaware corporation, (ii) FTAI Infrastructure’s name will be changed to “FTAI Infrastructure Inc.”, (iii) the board of directors of the Company will declare the distribution of all the shares of Common Stock owned by the Company, such that each shareholder of the Company holding a common share of the Company (“Company Common Shareholders”) will receive one share of Common Stock for each common share of the Company held by such Company Common Shareholders, and (iv) upon the distribution, Company Common Shareholders will own substantially all of the Common Stock (collectively, the “Spin-Off”);

2.
solely with respect to the Subscriber, FTAI Infrastructure or its subsidiary having issued at least $450,000,000 and not more than $500,000,000 aggregate principal amount of FTAI Infrastructure’s senior secured notes due 2027 (the “Notes”) prior to, or substantially concurrent with, the Spin-Off, in all material respects in accordance with the terms of the draft description of notes provided to the Subscriber; and

3.	other customary closing conditions set forth in the Subscription Agreement.

The closing of the subscription contemplated by the Subscription Agreement is expected to occur contemporaneously with the consummation of the Spin-Off.

FTAI Infrastructure will distribute the net proceeds from the subscription contemplated by the Subscription Agreement to the Company in connection with the Spin-Off. The Subscription Agreement contains customary representations, warranties and covenants of FTAI Infrastructure and the Subscriber.

The Subscription Agreement will terminate on the earlier to occur of (a) the mutual written agreement of each of the parties to the Subscription Agreement, (b) FTAI Infrastructure’s notification to the Subscriber in writing that it or the Company has abandoned its plans to move forward with the Spin-Off or (c) at the election of the Subscriber, if the Closing has not occurred by August 30, 2022 (the “Outside Date”). If any termination of the Subscription Agreement has occurred, Transtar and FTAI Infrastructure, jointly and severally, will be required to pay to the Subscriber the amount of $9,000,000 (the “Commitment Fee”). However, neither FTAI Infrastructure nor Transtar will be obligated to pay such Commitment Fee if a material breach by the Subscriber of its obligation under the Subscription Agreement is the primary cause of the failure to close on or prior to the Outside Date.

Pursuant to the Subscription Agreement, Transtar and FTAI Infrastructure, jointly and severally, agreed to reimburse the Subscriber for any reasonably incurred and documented out-of-pocket expenses that are incurred in connection with the Subscription Agreement and the transactions contemplated thereby in an amount not to exceed $2,250,000. Additionally, pursuant to the Subscription Agreement, FTAI Infrastructure granted the Subscriber a right to buy up to $166,500,000 of the Notes.

The description of the terms of the offering of the Securities is qualified in its entirety by reference to the Subscription Agreement, which is filed as Exhibit 10.1 hereto.

Certificate of Designations for the Series A Preferred Stock

Pursuant to the certificate of designations for the Series A Preferred Stock (the “Certificate of Designations”), the Series A Preferred Stock will rank senior to the Common Stock and all other junior equity securities of FTAI Infrastructure, and junior to FTAI Infrastructure’s existing or future indebtedness and other liabilities (including trade payables) of FTAI Infrastructure, with respect to payment of dividends, distribution of assets and all other liquidation, winding up, dissolution, dividend and redemption rights. In addition, the Series A Preferred Stock will have the following terms:

1.
Dividends: Dividends on the Series A Preferred Stock will be payable at a rate equal to 14.0% per annum subject to increase in accordance with the terms of the Series A Preferred Stock. Specifically, the rate would be increased by 2.0% per annum for any periods during the first two years following closing where the dividend is not paid in cash. Prior to the second anniversary of the issuance date of the Series A Preferred Stock, such dividends will automatically accrue and accumulate on each share of Series A Preferred Stock, whether or not declared and paid, or they may be paid in cash at FTAI Infrastructure’s discretion. After the second anniversary of the issuance date of the Series A Preferred Stock, FTAI Infrastructure is required to pay such dividends in cash. Failure to pay such dividends would result in a dividend rate equal to 18.0% per annum, subject to increase as described below, and a failure to pay cash dividends for 12 monthly dividend periods (whether or not consecutive) following the second anniversary of the issuance date would constitute an Event of Noncompliance (as defined in the Certificate of Designations). The dividend rate on the Series A Preferred Stock will increase by 1.0% per annum beginning on the fifth anniversary of the issuance date of the Series A Preferred Stock.

2.
Events of Noncompliance: If FTAI Infrastructure fails to cure an Event of Noncompliance (to the extent curable), (i) the size of FTAI Infrastructure’s board of directors will automatically increase to a number sufficient to constitute a majority of the board of directors, (ii) the majority of the holders of the Series A Preferred Stock will have the right to designate and elect a majority of the members of FTAI Infrastructure’s board of directors, and (iii) other than with respect to the election of directors, the shares of Series A Preferred Stock will vote with the Common Stock as a single class (with the number of votes per share determined in accordance with the Certificate of Designations).

3.
Mandatory Redemption: The Series A Preferred Stock will not be mandatorily redeemable at the option of the holders of the Series A Preferred Stock, except upon the occurrence of certain Events of Noncompliance or a change of control (each a “Mandatory Redemption Event”). Upon the occurrence of a Mandatory Redemption Event, to the extent not prohibited by law, FTAI Infrastructure will be required to redeem all Series A Preferred Stock in cash at a redemption price per share determined in accordance with the Certificate of Designations.

4.
Negative Covenants: The Certificate of Designations also contains negative covenants limiting certain activities of FTAI Infrastructure and certain of its subsidiaries. These covenants, among other things, limit FTAI Infrastructure’s and certain of its subsidiaries’ ability to (i) incur indebtedness, (ii) issue equity interests of FTAI Infrastructure ranking pari passu with, or senior in priority to, the Series A Preferred Stock, (iii) issue equity interests of any subsidiary of FTAI Infrastructure, (iv) amend or repeal the certificate of incorporation or bylaws in a manner that is adverse to the holders of the Series A Preferred Stock, (v) pay dividends or make other distributions, (vi) create liens, (vii) incur dividend or other payment restrictions affecting FTAI Infrastructure and certain of its subsidiaries, (viii) undertake certain prohibited actions with respect to FTAI Infrastructure’s management agreement with FIG LLC (the “Manager”), (ix) transfer or sell assets, including capital stock of subsidiaries, (x) consummate a change of control without concurrently redeeming the shares of Series A Preferred Stock, (xi) enter into transactions with affiliates, (xii) engage in certain prohibited business activities, (xiii) engage in certain intercompany transactions, and (xiv) take actions to cause FTAI Infrastructure to cease to be treated as a domestic C corporation for U.S. tax purposes.

The description of the terms of the Certificate of Designations is qualified in its entirety by reference to the Certificate of Designations, which is filed as Exhibit 3.1 hereto.

Investors’ Rights Agreement

In connection with the issuance of the Series A Preferred Stock, FTAI Infrastructure will enter into an Investors’ Rights Agreement (the “Investors’ Rights Agreement”) with the Investors (as defined in the Investors’ Rights Agreement).  The Investors’ Rights Agreement sets forth the Investors’ right to receive certain quarterly and annual financial and other information of FTAI Infrastructure.  The Investors’ Rights Agreement also sets forth a standstill covenant by the Investors, restrictions on transfer of shares of Series A Preferred Stock by the Investors, “Key Person” and “Manager Event” consultation rights in favor of the Investors, registration rights in favor of the Investors, and rights of first offer in favor of the Investors with respect to future issuances of preferred equity of FTAI Infrastructure, in the case of Subscriber and its affiliates, and debt for borrowed money of FTAI Infrastructure, in the case of Subscriber and its affiliates, and certain intermediate holdings companies.

The description of the terms of the Investors’ Rights Agreement is qualified in its entirety by reference to the Investors’ Rights Agreement, which is filed as Exhibit 10.2 hereto.

Warrant Agreement

Upon the consummation of the Spin-Off and in connection with the offering of the Series A Preferred Stock, FTAI Infrastructure will have outstanding (i) Series I Warrants entitling the holders thereof to purchase 3,342,566 shares of Common Stock, exercisable until the earlier of (A) the eight-year anniversary of their issuance or (B) a sale of FTAI Infrastructure (the “Expiration Time”); and (ii) Series II Warrants entitling holders thereof to purchase 3,342,566 shares of Common Stock, exercisable until the Expiration Time.  Such number of shares of common stock purchasable pursuant to the Warrants (the “Warrant Shares”) may be adjusted from time to time to account for stock splits, dividends and similar items and, in the case of the Series I Warrants, for below-market issuances of common equity.  The Series II Warrants will participate on an as-converted basis in any dividends with respect to the Common Stock. The Warrants will expire at the Expiration Time.

The description of the terms of the Warrants is qualified in its entirety by reference to the Warrant Agreement, which is filed as Exhibit 10.3 hereto.

Manager Option

Upon the successful completion of the offering of Series A Preferred Stock, FTAI Infrastructure expects to pay and issue to the Manager options to purchase FTAI Infrastructure’s Common Stock in an amount equal to 10% of the gross capital raised in the offering of Series A Preferred Stock.

Disclaimer

The Subscription Agreement, Investors’ Rights Agreement, Certificate of Designations, and Warrant Agreement are filed to provide the Company and FTAI Infrastructure’s investors and stockholders with information regarding their terms. They are not intended to provide any other factual information about the Company, FTAI Infrastructure, the Subscriber or their respective subsidiaries and affiliates. The Subscription Agreement contains representations and warranties by FTAI Infrastructure made solely for the benefit of the Subscriber. Certain representations and warranties in the Subscription Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors or stockholders, or may have been used for the purpose of allocating risk between the Subscriber and FTAI Infrastructure. Accordingly, the representations and warranties in the Subscription Agreement should not be relied on by any persons as characterizations of the actual state of facts about FTAI Infrastructure at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Subscription Agreement, which subsequent information may or may not be fully reflected in the Company's and FTAI Infrastructure’s public disclosures.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Securities are being offered and sold by FTAI Infrastructure without registration under the Securities Act of 1933, as amended (the “Securities Act”), and the securities laws of certain states, in reliance on the exemptions contained in Rule 506 of Regulation D of the Securities Act. Neither this Current Report on Form 8-K, nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy the securities described herein.

Item 9.01	Financial Statements and Exhibits.

Number	Exhibit
3.1	Form of Certificate of Designations
10.1*	Form of Subscription Agreement
10.2	Form of Investors’ Rights Agreement
10.3	Form of Warrant Agreement
104	Cover Page Interactive Data File (formatted as Inline XBRL).

*	Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

Cautionary Language Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to information regarding the transactions contemplated by the Subscription Agreement, the Investors’ Rights Agreement, the Warrant Agreement, and the Certificate of Designations, FTAI Infrastructure’s anticipated use of the net proceeds from the subscription contemplated by the Subscription Agreement, the Spin-Off and the expected timetable for completing the sale of the Series A Preferred Stock.  Forward-looking statements are not statements of historical fact but instead are based on our present beliefs and assumptions and on information currently available to FTAI Infrastructure.  You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “projects,” “contemplates” or the negative version of those words or other comparable words.  Any forward-looking statements contained in this communication are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us.  The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved.  Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity.  Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements, including, but not limited to, the risk factors set forth in (i) Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022, as updated by annual, quarterly and other reports the Company files, and (ii) “Risk Factors” of FTAI Infrastructure’s registration statement on Form 10, filed with the Securities and Exchange Commission on April 29, 2022, as amended on May 24, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

By:	/s/ Joseph P. Adams, Jr.
Name:	Joseph P. Adams, Jr.
Title:	Chief Executive Officer

Date:      July 1, 2022